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                                                                   Exhibit 10.34

                            OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease") is made and entered into as of the 9/th/ day of November, 2001, ("Effective Date") by and between, 1144 Eastlake LLC, a Washington limited liability company ("Landlord"), and ZymoGenetics, Inc., a Washington corporation ("Tenant").

1.   Basic Lease Information.

     1.1 "Property" shall mean the building and associated real property located at 1144 Eastlake Avenue, Seattle, Washington and legally described on Exhibit A-2. "Building" is the structure located on the Property.

     1.2 "Premises" shall mean the entire Rentable Area, as defined below, of the fifth (5th) floor of the Building as depicted on the floor plan attached as Exhibit A-1 to this Lease. The "Rentable Area of the Premises" is approximately fifteen thousand six hundred forty (15,640) square feet, and the Rentable Area of the Building is approximately seventy-nine thousand eight hundred sixty-eight (79,868) square feet. "Rentable Area" shall have the same meaning as set forth in the 1996 "BOMA Standard Method for Measuring Floor Area in Office Buildings" (American National Standard ANSI/BOMA Z65.1-1996) ("BOMA Measurement"). As soon as reasonably possible after execution of this Lease, and in no event later than the Commencement Date, as defined hereinafter, Landlord, at Landlord's expense, shall have the Rentable Areas of both the Premises and the Building measured by SPACE LLC, which shall also be instructed by Landlord to provide copies, in reasonable detail, of the bases for the final computations of such Rentable Areas to both Landlord and Tenant. The parties agree to accept the measurements, as so determined, and to thereafter enter into a Confirmation Statement to be attached to this Lease setting forth the agreed Rentable Areas of the Premises and the Building, as well as the "Tenant's Pro Rata Share," as provided for in Section 1.4, each of which shall thereafter be adjusted only in the event of an actual change in the Rentable Area of the Premises, as contemplated in
          Section 6 below, or the Building.

     1.3  "Base Rent":

                                                                                      Annual Rate
                                   Period                                           Per Square Foot
                                   ------                                           ---------------
           Lease Term Months One (1) through Thirty-Six (36)                        $26.50 per RSF

           Lease Term Months Thirty-Seven (37) through Sixty (60)                   $27.50 per RSF

           Lease Term Months Sixty-One (61) through Ninety-Six (96)                 $29.50 per RSF

           Lease Term Months Ninety-Seven (97) through One Hundred Twenty (120)     $30.50 per RSF

     1.4 "Tenant's Pro Rata Share" is estimated to be twenty percent (20%), but shall be finally determined and confirmed by the parties in the manner described in Section 1.2.

     1.5 "Term": A period of One Hundred Twenty (120) months. The Term shall commence on the earlier of (i) the occupancy of the Premises by Tenant for normal business operations, or February 1, 2002 ("Commencement Date"), and, unless terminated early in accordance

                                                                          Page 1
                                                                November 9, 2001
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          with this Lease, end One Hundred Twenty (120) months thereafter (the
          "Termination Date"). By no later than November 21, 2001, Landlord shall deliver to Tenant a letter from Landlord's lender on the Property, KeyBank, N.A., confirming that Landlord has the financial ability to pay the Tenant Allowance and that the Tenant Allowance will be available and paid to or for the benefit of Tenant on a percentage-of-completion basis as the Tenant Improvement work is done.

     1.6 Tenant Allowance: Thirty Dollars ($30.00) per square foot of Rentable Area of the Premises, as more particularly described on Exhibit D.

     1.7 Security Deposit: Seventy Four Thousand Two Hundred Ninety Dollars ($74,290) ("Deposit"). The portion of the Deposit equal to the first full month's Base Rent to become payable hereunder shall be credited to payment of such first full month's Base Rent with the remainder of the Deposit held and applied as provided in this Lease.

     1.8 "Permitted Use": general business office and uses customarily incidental thereto.

     1.9 "Notice Addresses": Notices shall be sent to the parties at the following addresses:
               Tenant:          ZymoGenetics, Inc.
                                Attn: Shinko Campos
                                1201 Eastlake Ave. East
                                Seattle, WA  98102

               with a copy to:  Perkins Coie LLP
                                Attn: Craig H. Shrontz
                                411 - 108/th/ Ave. N.E.
                                Bellevue, WA  98004

               Landlord:        1144 Eastlake LLC
                                c/o JSH Properties
                                Attn: Diane Decker
                                14900 Interurban Ave. South, Suite 210
                                Seattle, WA 98168

          Rent (defined in Section 4.1) is payable to the order of Landlord at its notice address, or at such other address as Landlord may specify from time to time by written notice given in accordance with Section 27.

     1.10 "Business Day(s)" are Monday through Friday (and Saturday mornings) of each week, exclusive of New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Property is located.

     1.11 "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to Exhibit C.

     1.12 "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

     1.13 "Normal Business Hours" for the Property are 7:00 a.m. to 6:30 p.m. on Business Days and 8:00 A.M. to 12:00 noon on Saturdays.

     1.14 "Property" includes the Building and the parcel(s) of land on which it is located and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

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     1.15 "Class A" building, or office building, as used in this Lease, shall mean first-class commercial office buildings of the type which are located in the South Lake Union area, and which are reasonably comparable in age and available amenities to the Building which is the subject of this Lease.

2.   Lease Grant.

     Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

3.   Possession; Acceptance of Condition of Premises.

     3.1 If Tenant occupies the Premises prior to the Commencement Date for the purpose of completing Tenant's Work or for any other purpose with Landlord's prior written consent, such early occupancy shall be subject to all of the terms and conditions of this Lease, but Tenant will not be obligated to pay Base Rent or a Pro Rata Share of Expenses, Taxes or Insurance until the Commencement Date. Tenant and Landlord agree to cooperate with each other in making mutually acceptable arrangements for early occupancy by Tenant and to cooperate with Landlord's contractor during the period of any such early occupancy so as not to interfere with Landlord's ability to complete Landlord's Work.

     3.2 The work on the Premises to be performed by Landlord is described in Exhibit C ("Landlord's Work"). The parties hereby acknowledge that Landlord's Work is continuing as of the Effective Date , and that Tenant may reasonably commence Tenant's Work and installation of equipment (even though a portion of Landlord's Work may remain to be completed during Tenant's Work).

          Landlord's Work shall be (1) completed in accordance with the plans and specifications identified on Exhibit C, (2) completed in accordance with all Laws and governmental requirements, (3) constructed of all new materials, and (4) free of defects in materials and workmanship. Landlord shall promptly correct all defects in Landlord's Work, and all failures of such work to conform to the plans and specifications for such work which have been agreed upon by Landlord and Tenant, which defects or non-conformities are discovered before or within one year after the Commencement Date. Landlord shall bear all costs of correcting Landlord's Work. Landlord and Tenant shall each give the other prompt written notice after discovering the existence of any such defects or nonconformities in Landlord's Work.

     3.3 Except as set forth in Section 1.5, Landlord shall not be liable for nor shall this Lease be affected by any delay in the occurrence of the Commencement Date because of delays caused to Landlord's Work by strikes, riots, fire, shortage of required materials, acts of God, governmental intervention, delays or the like which are not within its reasonable control.

     3.4 Notwithstanding anything to the contrary contained herein, the Commencement Date shall not be deemed to occur until the following conditions shall have been satisfied by Landlord:

               (1) The utility and other systems servicing the Building and necessary for the operation of the Building or Tenant's occupancy and full enjoyment of the Premises (such as elevators, plumbing, heating, ventilating, air conditioning, electrical and security systems) shall be completed and in good order and operating condition except for details

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          of construction, decoration and mechanical adjustments which do not materially interfere with Tenant's use of the Premises;

               (2) Landlord shall have obtained a temporary Certificate of Occupancy for the Building;

               (3) The lobby of the Building and the entrances and public portions (including the garage), stairways, corridors and elevators (including freight elevators) of the Building, shall have been finished (except for details of construction, decoration and mechanical adjustments which do not materially detract from the appearance of such areas or materially interfere with their use for normal purposes) and shall be in a clean and orderly condition affording reasonable access to all portions of the Premises; and

               (4) The exterior of the Building (including the installation of glass therein) shall have been completed except for portions thereof which in the aggregate do not materially affect Tenant's use of the Premises, and, in any event, Landlord's Work shall be substantially complete in all material respects by no later than January 25, 2002.

          The occurrence of the Commencement Date prior to the completion in full of all work required to be performed by Landlord as provided herein shall not relieve Landlord of its obligation thereafter to complete the same with due dispatch and in a workmanlike manner.

4.   Rent.

     4.1 Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction (except as expressly set forth in this Lease), the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent within three (3) business days after such payment is due, Tenant shall pay Landlord an administration fee equal to five percent (5)% of the past due Rent. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section 4.3) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     4.2 Payment of Tenant's Pro Rata Share of Expenses, Taxes and Insurance. Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses and of Taxes and Insurance for each year during the Term. Landlord shall annually provide Tenant with a good faith estimate of the total amount of Expenses and the total amount of Taxes and Insurance for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses, plus

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          one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses, plus one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Taxes and Insurance. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate once per calendar year. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and the total amount of Taxes and Insurance by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

          By May 1 following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Taxes and Insurance, and Tenant's Pro Rata Share of the actual amount of Taxes and Insurance for the prior calendar year. If the estimated amount of Taxes and Insurance for the prior calendar year is more than the actual amount of Taxes and Insurance for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Taxes and Insurance for the prior calendar year is less than the actual amount of Taxes and Insurance for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Taxes and Insurance, any underpayment for the prior calendar year.

     4.3 Expenses Defined. "Expenses" means all costs and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, and managing the Premises as a "Class A office building," as defined herein, including, but not limited to (1) utilities, including, but not limited to, utilities and lighting for areas occupied by tenants as well as Common Areas; (2) maintenance costs for performance of any Landlord's maintenance and repair obligations hereunder for the Building located on the Property, Common Areas, Property, including, but not limited to parking facilities and landscaping, maintaining and repairing sewer main, ducts, conduits and similar items, fire protection systems, sprinkler and security alarm systems, elevators, storm and sanitary drainage systems and other utility and mechanical systems; materials and services for operation, maintenance or the security or protection of the Property including any janitorial services, pest control, HVAC service contracts, any other repair and maintenance by Landlord; (3) roof and other exterior maintenance; (4) the amortized cost of capital improvements made to the Property which are for the purpose of reducing operating expense costs, or which are required to comply with any laws, rules or regulations of any governmental authority first enacted after the Commencement Date or a requirement of Landlord's insurance carrier first enacted after the Commencement Date; (5) property management fees not exceeding three and one-half percent (3.5%) of Base Rent (calculated without regard to the management fee); (6) all sums expended in connection with any Common Areas for maintenance and repairs, (7) operation, maintenance and repair of any heating, ventilation and air conditioning system, including repair of any HVAC components or units as reasonably needed;
          (8) the cost of utilities consumed on the Property if paid for by Landlord; (9) the cost of any governmentally required license, permit, or inspection for or of the Property (other than those required in connection with Landlord's Work); (10) replacement or supplemental directional and other signage other than the initial signage installed in the Building or on the Property by Landlord as part of Landlord's Work; and (11) and any other costs and expenses of any other kind whatsoever which are generally considered expenses in accordance with generally accepted accounting principles and which are reasonably incurred by Landlord in connection with owning, operating or

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          maintaining the Property and any expense designated by this Lease to be an Expense. Expenses shall be "net" only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement or other reimbursement received by Landlord in connection with such expenses.

          The following shall not be Expenses: (1) repairs or other work occasioned by insured casualty except for the deductible portion of any insured casualty loss; (2) marketing costs including, without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, tenant improvement costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations, disputes and transactions with present or prospective tenants; (3) depreciation and amortization; (4) interest on debt or principal payments to a Lender or rental under a ground lease; (5) costs of Landlord's general overhead and general and administrative expense; provided this limitation shall not be construed to limit Landlord's right to require Tenant to pay as an Expense the property management fee provided for above; (6) specific costs incurred for the account of specific tenants only; (7) salaries of officers, executives and partners of Landlord, and salaries of Building employees to the extent allocated to properties other than the Property; (8) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments, or penalties incurred due to the Building not being in compliance with applicable law; (9) capital improvements, except as otherwise provided above; (10) the cost of tenant improvements; (11) costs relating to any parking garage in the Building (such as utilities, attendants, cashiers and janitorial services); (12) costs resulting from the correction of any construction or design defects in all or any portion of the Premises or Building in connection with any of Landlord's Work; (13) penalties due to any violation of Law by Landlord; and (14) structural repairs or replacements.

     4.4 Taxes and Insurance Defined. "Taxes" shall mean: (1) all real estate taxes and other assessments on the Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Premises' share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Premises or the Property; and
          (3) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. "Insurance" shall mean the cost of premiums for any hazard insurance or liability insurance carried by Landlord, for the benefit of Landlord or at the expense of Landlord, on or in connection with the Property.

     4.5 After first providing reasonable advance written notice to Landlord, Tenant or its accountants (so long as such accountant is not compensated on a contingent fee basis) shall have the right to inspect and audit Landlord's books and records with respect to this Lease to verify actual Expenses for the two (2) calendar years immediately preceding the year in which the inspection is made. Tenant's review shall be limited to Expenses

                                                                          Page 6
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          charged to Tenant during the immediately preceding two (2) calendar years only. The books and records shall be kept in accord with reasonable accounting principles. If Tenant's audit of the Expenses reveals an overcharge of more than five percent (5%), Landlord promptly shall reimburse Tenant for its reasonable out-of-pocket cost of the audit. Any overcharge or underpayment of Expenses shall be due from one party to the other within thirty (30) days after the amount of the overcharge or underpayment has been fixed.

     4.6 Deposit. The Deposit (after application of a portion thereof equal to the first month's Base Rent) shall be security for Tenant's full performance of Tenant's lease obligations. If Tenant fails to pay rent or any other charges due from Tenant under this Lease after the expiration of applicable notice and cure periods, Landlord may elect to apply the Deposit toward the payment of such default. If Landlord applies any portion of the Deposit, Tenant shall, on ten (10) days written notice, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount stated above; Tenant's failure to do so shall be a default. Landlord may commingle the Deposit with Landlord's other funds and no interest shall be paid or accrued on the Deposit. If Tenant performs all of Tenant's lease obligations, the Deposit (or so much as has not been applied by Landlord) shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, or Tenant's interest under the Lease) within thirty (30) days. Landlord shall transfer the Deposit to the purchaser of its interest in the event of sale and Tenant shall look solely to such purchaser for return of the deposit.

5.   Compliance with Laws; Use.

     The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other occupants of the Property or unreasonably interferes with the operation of the Premises or the Property. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws relating to the use, condition, configuration or occupancy of the Premises. Tenant shall comply with the rules and regulations of the Property attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall enforce the rules and regulations uniformly with respect to violations thereof of which it either has been notified or otherwise has actual knowledge, and shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

     Tenant shall have access to the Premises 24 hours per day, 365 days per year. Landlord initially shall provide all Tenant employees assigned to the Premises, not exceeding fifty-five (55), with door keys and access cards at no additional costs to Tenant. If reasonably achievable within the design of Landlord's security system, Landlord will reasonably attempt to program its security system for the Building in a manner to allow Tenant's employees to utilize their access cards used at Tenant's headquarters (1201 Eastlake Avenue
East). If the Premises are subsequently expanded pursuant to the provisions of
Section 6 below, or otherwise, Landlord shall provide Tenant with additional door keys and access cards at no additional cost to Tenant, and the number of such additional no-cost keys and cards issued with respect to the additional Rentable Area of the expanded Premises shall be in the same proportion as the fifty-five (55) cards issued initially bears to the initial Rentable Area of the Premises. Landlord may impose a reasonable charge, however, to replace keys and/or access cards which are lost or damaged, or to issue keys or access cards in addition to those which Landlord is required to initially provide to Tenant at no cost pursuant to this Section 5.

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6.  25/th/ Month Expansion; Option to Renew; First Right of Refusal To Lease.

     6.1 25/th/ Month Expansion. If, by the twenty-third (23/rd/) full calendar month following the Commencement Date, Tenant has not leased at least the entirety of the fourth (4/th/) floor or third (3/rd/) floor of the Building, whether by exercise of its first right of refusal provided in Section 6.3 below or by other agreement with Landlord, this Lease shall be deemed automatically amended to incorporate within the definition of the Premises the entirety of the fourth (4/th/) floor of the Building, if then available for lease, or otherwise the entirety of the third (3/rd/) floor of the Building, if then available for lease; provided, however, that Tenant shall not be required to lease either the remaining portion of the third or the fourth floors of the Building pursuant to this Section 6.1 if only a portion of such floor(s) is then available for lease. In the event Tenant leases the third or fourth floor pursuant to this Section 6.1, all of the terms of this Lease shall apply to such expanded Premises as of the first (1/st/) day of the twenty-fifth (25/th/) full calendar month following the Commencement Date, including the agreement to pay Base Rent in the then applicable amount per square foot of Rentable Area (provided if such expanded Premises consists of the third (3/rd/) floor and not the fourth (4/th/) floor, the Base Rent for such newly leased area shall be two dollars ($2.00) per Rentable Square Foot less than otherwise applicable) and Tenant's Pro Rata Share shall be adjusted upwards accordingly. Upon the effective date of such expansion, Tenant shall be entitled to receive from Landlord a Tenant Allowance of Thirty Dollars ($30.00) per square foot of Rentable Area contained in such newly leased area on the same terms and conditions as described in Exhibit D; Landlord shall pay additional commissions as provided in
          Section 31.7 below and Landlord shall not be obligated to provide any other improvements to the expansion area of the Premises.

     6.2  Option to Renew.

          6.2.1 Tenant has the option to renew this Lease for up to two (2) additional terms, each of sixty (60) months, commencing on the day following expiration of the preceding Term. Tenant shall exercise the Option to Renew by providing a written notice of exercise to Landlord no less than two hundred seventy (270) days prior to the end of the then current term of this Lease and as provided more specifically below. All of the terms and conditions of this Lease will remain the same during such renewal term except for the Base Rent which shall be the fair market rental value of the Premises as of the commencement of the renewal term; fair market rental value of the Premises shall be the amount of rent which a well-informed tenant, willing, but not obliged to lease the property, would pay, and which a well-informed landlord, willing, but not obligated to lease, would accept, taking into consideration all uses to which the property is adapted and might in reason be applied, the then market terms being offered in the Lake Union area of Seattle for space reasonably comparable to the Premises in size, location, parking availability and quality.

          6.2.2 If, after bargaining in good faith for no less than thirty (30) days, either party determines, by written notice to the other party, that the parties cannot agree on the amount of the then fair market rental value of the Premises, then the fair market rental value shall be established by binding arbitration with a single arbitrator in accordance with the following procedures. The arbitrator shall be an MAI real estate appraiser with at least ten (10) years experience in appraising commercial real property in the Seattle metropolitan area ("Arbitrator") selected jointly by the parties; if the parties do not agree as to the identity of the Arbitrator within twenty (20) days after the end of the thirty (30) day bargaining period, the then Presiding Judge of the Superior Court for King County, upon an appropriate request which either party may make, shall appoint the Arbitrator. Within ten (10) days of the appointment of the Arbitrator, the parties each shall submit in writing to Arbitrator the amount which they propose be established as the Base Rent at the commencement of such renewal term ("Submissions"); such Submissions shall not be disclosed to the parties by Arbitrator until the Arbitrator has received both parties' Submission. Each party may include in such Submissions any information which such party deems relevant or helpful to the Arbitrator in determining the fair market rental value of the Premises including costs or benefits which such party or the other party would enjoy in the event of a renewal of the lease or amenities and advantages of the Premises and Property not likely to be available to a party in another location. Arbitrator shall study such evidence and information in determining such Base Rent; provided that the Arbitrator's determination of the amount of such Base Rent shall be confined and strictly limited to selection, as the more reasonable approximation of the fair market rental value of the Premises, of the amount stated in the Submission of Tenant or the Submission of Landlord, and Arbitrator may not select or declare any third number to be such Base Rent. Except as to the Parties' Submissions, any other communication by a party to Arbitrator shall be in writing with a copy to the other party. Upon completion of his investigation of such Base Rent, Arbitrator shall, no later than thirty (30) days after delivery of the Submissions, report in writing to each of the parties which party's Submission has been selected by him as the more reasonable approximation of the fair market rental value of the Premises without requirement of further substantiation or information. In no event may the new Base Rent be less than the average Base Rent payable during the last year of the preceding term. Each party shall pay its own costs of arbitration and one-half of the Arbitrator's fee.

       6.2.3 In the event of any renewal, Landlord shall have no obligation to make any improvements to the Premises, to provide to Tenant any funds for any improvement, pay or make any other concessions or to pay any commission to Tenant's broker. After the exercise of the option to extend, all references in this Lease to the Term shall be considered to mean the Term as extended, and all references to the Termination Date or to the end of the Term shall be considered to mean the Term as extended.

       6.2.4 Tenant's right to exercise the options to renew is subject to the following conditions precedent:

               6.2.4.1 The Lease must be in effect at the time the notice of exercise is given and on the last day of the term immediately preceding commencement of the renewal term.

               6.2.4.2 Tenant may not be in default beyond applicable notice and cure periods under any provision of this Lease at the time notice of exercise is given or on the last day of the term immediately preceding commencement of the renewal term.

               6.2.4.3 At least two hundred seventy (270) days before the last day of such term, Tenant shall, in writing, have given Landlord notice irrevocably and unconditionally exercising the option.

       Each party shall, at the request of the other, endorse on the original lease that party's signature or signatures, and date the option was exercised, and the words "Option Exercised". Alternatively, each party shall, at the request of the other, execute a memorandum, in recordable form, acknowledging the fact that the option has been exercised.

6.3 Right of First Refusal. If, during the period ("RFR Period") commencing on the mutual execution of this Lease and expiring on the last day of the twenty-fourth (24/th/) full calendar month following the Commencement Date, Landlord receives a letter of intent or other offer to lease all or a portion of the fourth (4/th/) floor of the Building which has been accepted in writing by Landlord, Landlord shall deliver a copy to Tenant, who shall then have ten (10) business days following receipt to notify Landlord that Tenant elects to lease the same portion of the Building on the same terms and rental rate as contained in this Lease, including, without limitation, that Tenant shall be entitled to receive from Landlord a Tenant Allowance of Thirty Dollars ($30.00) per square foot of Rentable Area contained in such newly leased area on the same terms and conditions as described in Exhibit D, but Landlord shall not be obligated to provide any other improvements to the expansion area of the Premises; provided that if Tenant leases only part of the 4/th/ floor by exercising its right of first refusal, Landlord shall not be obligated to construct a demising wall or multi-tenant hallway to separate such space from the remaining Rentable Area of the 4/th/ floor. In addition to the foregoing, if the terms of the offer include space on other floors in addition to the fourth floor, Tenant shall be required to lease such other space as well. If Tenant does not elect to so lease within such ten (10) business day period, Tenant's preferential right to lease the area subject to such offer shall lapse and Landlord may lease such area to the third party free of any further rights of Tenant. In the event that Landlord leases any portion of the fourth (4/th/) floor to a third party after Tenant was offered such first right of refusal which right Tenant did not exercise, Tenant's right of first refusal with respect to the remainder of the fourth (4/th/) floor shall thereafter lapse, but Tenant instead shall have the same right of first refusal in accordance with the above terms as to the third (3/rd/) floor during the remainder of the RFR Period, unless any portion of the third (3/rd/) floor was leased to a third party before Tenant was required to exercise its right of first refusal with respect to the fourth (4/th/), and in such latter event Tenant shall not have a right of first refusal with respect to the third (3/rd/) floor. Tenant shall not have any such preferential right to lease during the continuation of any default by Tenant under the terms of this Lease beyond applicable notice and cure periods.

7.   Services and Utilities.

     7.1 Landlord shall furnish Tenant with the following services: (1) hot and cold water service for use in the lavatories and kitchen on each floor on which the Premises are located, and for drinking purposes (provided, that Landlord shall not be required to provide special filtration or otherwise provide treatment to the available tap water in order to make it more desirable to Tenant for drinking or cooking purposes); (2) heat, ventilation and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable Class A office buildings or as required by governmental authority. Tenant, upon such advance notice (which may be telephonic) as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours (Tenant shall pay Landlord's reasonable charge for the additional service, which charge shall approximate Landlord's actual expense in providing such additional service); (3) maintenance and repair of the Premises or Property as described in Section 9.2 and to fulfill its obligations in Section 4.3.; (4) elevator service; (5) electricity and other utilities to the Premises for general office use, in accordance with and subject to the terms and conditions in
          Article 10 and Exhibit C; (5) washing of interior and exterior surfaces of exterior windows with reasonable frequency; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the Premises or the Property as a Class A office building.

     7.2 Tenant's failure to receive or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, is made untenantable for a period in excess of 3 consecutive Business Days as a result of the Service Failure due to Landlord's negligence or willful misconduct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article 15), arising out of or in connection with the failure of any security services, personnel or equipment not caused by Landlord's negligence or willful misconduct. If the Premises are so untenantable, Landlord will use its commercially reasonable best efforts to provide Tenant with alternative space in the Building until the Premises are restored.

8.   Leasehold Improvements.

     All improvements to the Premises other than Tenant's personal property and trade fixtures (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense: (1) Cable (defined in Section 9.1) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Premises or the Property; and
(2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section 9.3), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables, and if Landlord does not respond within such 10 day period, such Alterations will not be considered Required Removables (and, in such event, Landlord shall not have the right under the second sentence of this Section 8 to later require Tenant to remove such Alterations).

9.   Repairs and Alterations.

     9.1 Tenant's Repair. Except as provided in Sections 4.3 and 9.2, Tenant shall, at its sole cost and expense, keep the interior, non-structural portions of the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering, if needed due to abnormal wear and tear; (2) interior partitions; (3) interior doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the benefit of Tenant and located in the Premises and that was not part of or included in Landlord's Work; (6) supplemental air conditioning units, hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed after the Commencement Date by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section 9.3 below. If Tenant fails to make any repairs to the

          Premises for more than 30 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

     9.2 Landlord's Maintenance and Repair. Landlord shall provide daily janitorial service to the Premises (exclusive of Saturdays, Sundays and holidays) including vacuuming, dusting, trash removal and such regular maintenance as is normally conducted in a comparable Class A office building in the geographical area of the Premises including but not limited to window cleaning, pest control and snow shoveling; provided that janitorial service shall not include shampooing the carpets, except for the Common Areas. Tenant shall make repairs and replacements to the Premises, common area, or Property needed because of any negligent or intentional act or omission of Tenant or Tenant's agents, employees or invitees, except to the extent that the repairs or replacements are covered by Landlord's insurance. Except for the repairs and replacements that Tenant must make under the preceding sentence and in Section 9.1 regarding Tenant's repairs, Landlord shall pay for, subject to reimbursement as an Expense if and to the extent provided in Section 4.3, and make all other repairs and replacements to the Common Area and Building, and shall maintain the Building in good condition as a Class A office building, including, but not limited to, structural parts of the Building, foundations, bearing and exterior walls (including glass), subflooring and roof (including roof membrane and skylights), electrical, plumbing and sewage systems, Cable installed as part of Landlord's Work, gutters and down spouts, the heating, ventilating and air conditioning system, interior walls, floors, ceilings, interior and exterior doors and windows and their appurtenant sills and frames, together with all fixtures, lighting, appliances, elevators, equipment, and plumbing and utility lines, and the sidewalks, grounds, landscaping, parking and loading areas. In no event shall Tenant be entitled to undertake any such maintenance or repairs, whether at the expense of Tenant or Landlord, and Tenant hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Tenant with such right. The Lease and Tenant's obligation hereunder shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease due to fire, earthquake, inclement weather or other acts of God, acts of the public enemy, riot, insurrection, governmental regulation of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of materials or labor, or any other cause beyond the control of Landlord.

     9.3 Alterations. Tenant shall not make alterations, additions or improvements to the Premises or other portions of the Property after the Commencement Date which are not part of the initial Tenant's Work provided for herein (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. If Landlord does not respond to Tenant's request for consent within ten (10) business days, Landlord shall be deemed to have granted its consent. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Property; (3) will not affect the systems or structure of the Property; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises (other than installation of telephone, computer, data transmission, internet and other telecommunications cables and wires). However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section 9.3. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Property systems); necessary permits and approvals; and evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord. Material changes to the plans and specifications must also be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Premises. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Premises and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations, provided that no such reimbursement shall be due with respect to Tenant's initial Alterations in the Premises (or in an expansion of the Premises under Sections 6.1 or 6.3). Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

10.  Use of Electrical Services by Tenant.

     10.1 Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided in Section 10.2 for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. In the event that any other tenant of the Building utilizes such tenant's premises, or any material portion thereof, for permitted uses which cause such tenant to use electrical service in excess of that associated with general office purposes, Landlord shall provide a separate meter to such tenant and separately charge such tenant for its electrical service, so that Tenant is not required to pay for any such excess use of electrical service by another tenant as part of the Expenses.

     10.2 Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord reasonably deems to be standard for normal office use in Class A office buildings. If Tenant requests permission to consume excess electrical service, Landlord may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right, at Landlord's cost, to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

11.  Entry by Landlord.

     Landlord, Landlord's agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Property, including other tenants' premises. Except in emergencies or to provide janitorial and other Property services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises and/or the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises or the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Any entry by Landlord and its agents and employees (including, but not limited to the janitorial company servicing the Premises), shall be conducted in compliance with reasonable confidentiality and security measures which may be required by Tenant (including, but not limited to, an escort by one of Tenant's employees and execution of confidentiality or nondisclosure agreements) in order to protect the confidentiality and security of Tenant's business and employees, and Landlord acknowledges and accepts that Tenant considers the entire Premises as highly confidential and Landlord would have access to the Premises only if escorted by one of Tenant's employees.

12.  Assignment and Subletting.

     12.1  Except in connection with a Permitted Transfer (defined in Section
           12.4 below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) in the event of a proposed assignment, the proposed transferee's financial condition does not meet Landlord's reasonable criteria used to select Building tenants having similar leasehold obligations; (2) the use of the Premises by the proposed transferee is not substantially the same as Tenant's use of the Premises (3) the proposed transferee is a governmental agency, or occupant of the Property with whom Landlord is then negotiating for other space in the Building; or (4) Tenant is in default after the expiration of the notice and cure periods in this Lease. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

     12.2 As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee (in the event of a proposed assignment), a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 15 business days of its receipt of the required information and documentation, either consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing. Tenant shall pay Landlord a review fee not exceeding $2,500.00 for Landlord's review of any Permitted Transfer or requested Transfer for its actual reasonable costs and expenses (including reasonable attorney's fees).

     12.3 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section 19.1 below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

     12.4 Notwithstanding anything to the contrary contained in this Lease, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease beyond applicable notice and cure periods; (2) Tenant's successor shall own all or substantially all of the assets of Tenant; (3) no material change of use of the Premises occurs; (4) Tenant shall give Landlord written notice at least 15 days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (5) all individuals then existing as guarantors execute a reaffirmation of the guarantee provided for by this Lease, if any, which is reasonably satisfactory in substance and form to Landlord. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord in the event of an assignment, Tenant's successor shall sign a commercially reasonable form of assumption agreement. Notwithstanding anything to the contrary contained in this Lease, Tenant may sublet all or a portion of the Premises without Landlord's consent to an entity that qualifies as a permitted transferee under the foregoing provisions concerning Permitted Transfers, and Tenant may sublet a portion of the Premises which is less than 50% hereof to any contractors, vendors or other third parties who may be required by Tenant to work in conjunction with Tenant at the Premises on a project-specific basis.

13.  Liens.

     Tenant shall not permit mechanic's or other liens to be placed upon the Property, the Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law, unless the lien arises out of Landlord's failure to pay the Tenant Allowance in accordance with Exhibit D (in which event Landlord shall be responsible for discharging the lien). If Tenant fails to discharge the lien when Tenant is required to do so, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

14.  Indemnity and Waiver of Claims.

     14.1 Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article 25) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's contractors or licensees.

     14.2 Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold

           Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

     14.3 Except to the extent such damage or loss results from the negligence or willful misconduct of Landlord or any Landlord Related Parties, Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any pipe or drain; (4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Property; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article 15 below.

15.   Insurance.

      15.1 By Tenant. Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance, written on a claims made basis, applicable to the Premises and its appurtenances providing a minimum combined single limit of $2,000,000.00; and (2) All Risk Property/Business Interruption Insurance, including flood and earthquake (if available at reasonable cost), written at replacement cost value and with a replacement cost endorsement covering all of Tenant's trade fixtures, equipment, furniture and other personal property within the Premises ("Tenant's Property"). Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage.

15.2  By Landlord.

      15.2.1 Building and Improvements. Landlord shall obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s), insuring against loss or damage to the Property with such commercially reasonable deductible amount as is selected by Landlord. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If the coverage is available and commercially reasonable, Landlord's policy or policies may insure against all risks of direct physical loss or damage (including flood and/or earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss. Such policies may also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor selected by the insurer.

      15.2.2 Rental Value. Landlord also may obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any lender(s) to Landlord, insuring the loss of the full rental and other charges (including Operating Expenses) payable by all tenants of the Premises to Landlord for one year. Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected payments payable by Tenant for the next 12-month period.

      15.2.3 Increases Caused by Tenant. Tenant shall pay for any increase in the premiums charged to Landlord for the Property or Common Areas if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

      15.2.4 Liability for Common Areas. Landlord shall carry and maintain with respect to the Common Areas Commercial General Liability Insurance, written on a claims made basis, applicable to the Premises and its appurtenances providing a minimum combined single limit of $2,000,000.00, which shall name Landlord as a named insured and Tenant as an additional insured. Upon Tenant's request, Landlord shall provide Tenant with a certificate of insurance evidencing such liability insurance.

16.  Subrogation.

     Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Property, the Premises, any additions or improvements to the Property, or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

17.  Casualty Damage.

     17.1 If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Property or the Premises shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or

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           reconstruction of the Property not covered by insurance shall be required (whether or not the Premises has been damaged) and Landlord is therefore terminating all leases in the Building; (2) Landlord is not permitted by Law to rebuild the Property or the Premises in substantially the same form as existed before the fire or casualty (in which event Tenant may also terminate this Lease); (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that such insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Property or the Premises occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Premises and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

     17.2 If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 180 days from the date the repair and restoration is started, then regardless of anything in Section 17.1 above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate.

18.  Condemnation.

     Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Property or the Premises which would leave the remainder of the Property or the Premises unsuitable for use as an office building in a manner comparable to the Property's or the Premises' use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Property or the Premises occurs. If this Lease is not terminated, the Rentable Area of the Property, the Rentable Area of the Premises, Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

19.  Events of Default.

     Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

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     19.1   Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 3 business days after written notice to Tenant ("Monetary Default").

     19.2 Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

     19.3 Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

     19.4   The leasehold estate is taken by process or operation of Law.

20.  Remedies.

     20.1 Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

            20.1.1 Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

            20.1.2 Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may (but shall not be obligated to, except to the extent required by law) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

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            20.1.3  In the event that Landlord shall elect to terminate this
                    Lease under Section 20.1.1, then upon such termination Tenant shall (if it has not already done so) quit and surrender the Premises to Landlord and Landlord may recover from Tenant:

                         (i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                         (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                         (iii) The worth at the time of award of the amount by
                    which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                         (iv) Any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                    As used in (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at 12% per annum. As used in (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

     20.2 Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to 12% per annum. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

21.  Landlord's Default; Limitation of Liability.

     Landlord's failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of the failure (or if more than thirty (30) days is required to cure the breach, Landlord's failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion) shall constitute a default by Landlord. If Landlord commits a default, Tenant may, without waiving any claim for damages for breach of agreement or any other rights or remedies it may have under this Lease at law, at any time thereafter do any of the following:

     Provided Tenant has given notice of such default to Landlord's mortgage lender and reasonable opportunity for said lender to cure the default, Tenant may cure the default for the account of the Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall reimburse Tenant within thirty (30) days of demand. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED

TO THE INTEREST OF LANDLORD IN THE PROPERTY AND ANY PROCEEDS THEREOF. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY AND ANY PROCEEDS THEREOF FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE 25 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 25 BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE PREMISES ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT, UNLESS DUE TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ENTITY OR AGENT.

22.  No Waiver.

     Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23.  Quiet Enjoyment.

     Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

24.  Holding Over.

     Except for any permitted occupancy by Tenant under Article 8, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

25.  Subordination to Mortgages; Estoppel Certificate; Mortgagee Protection.

     Subject to the terms of this Section 25, Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust or other lien(s) now or subsequently arising upon the Premises or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a

"Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute and deliver a subordination agreement in favor of the Mortgagee within ten (10) business days of the request, provided that the Mortgagee shall agree, in a non-disturbance agreement, to recognize this Lease in the event of foreclosure if Tenant is not in default at such time subject to such provisions relating to the disposition or application of insurance or condemnation proceeds as may be contained in such Mortgagee's loan documents. Tenant agrees to execute any reasonable documents required to effectuate such subordination. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 business days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested.

     Tenant agrees to give any mortgagee or deed of trust holder, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such mortgagee or deed of trust holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days any mortgagee or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to affect such cure), in which event this Lease shall not be terminated if such remedies are being so diligently pursued.

     Landlord represents that Landlord is the sole owner in fee simple of the Property and that KeyBank, N.A. is the only mortgagee having a lien on the Property as of the date of execution of this Lease. Landlord shall deliver to Tenant, in recordable form, a subordination, nondisturbance and attornment agreement from Mortgagee (the "Nondisturbance Agreement"), in such Mortagee's customary form which shall be reasonably acceptable to Tenant, providing substantially the same protections to Tenant as set forth above in this Section, within twenty (20) days after execution of this Lease. If the Nondisturbance Agreement is not so delivered, Tenant shall have the right to terminate this Lease if it is not thereafter delivered within thirty (30) days after the giving by Tenant to Landlord of written notice of Tenant's intent to terminate as a result of Landlord's failure to so deliver.

26.  Attorneys' Fees.

     If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

27.  Notice.

     If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such

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address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

28.  Excepted Rights.

     This Lease does not grant any rights to light or air over or about the Property or the Premises. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Property risers or similar areas that are used by Landlord for the provision of Property services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Property. Landlord shall also have the right to make such other changes to the Property (but not the interior of the Premises) as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use or access the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Property if Landlord reasonably determine that there is an imminent danger of significant damage to the Property or of
personal injury to Landlord's employees or the occupants of the Property.   The
circumstances under which Landlord may temporarily close the Property shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Property under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent. Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof (provided such change does not adversely affect Tenant's use of or access to the Premises): entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Property.

29.  Surrender of Premises.

     At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article 15) from the Premises, and quit and surrender the Premises to Landlord, broom clean and otherwise in the condition required by Section 9.1, ordinary wear and tear excepted. Tenant shall also be required to remove the Required Removables in accordance with Article 8. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

30.  Parking.

     30.1 Tenant agrees to further rent from Landlord and Landlord agrees to rent to Tenant the use, on a non-exclusive basis, of 1.7 parking stalls in the Building for each one thousand (1,000) square feet of Rentable Area of the Premises; provided Tenant shall be required to pay a parking fee for such use which fee shall be subject to change by Landlord (or Landlord's parking administrator) from time to time, but which fee shall not exceed the market rate in the Lake Union area of Seattle for reasonably comparable parking facilities in reasonably comparable buildings. For the first twenty-four(s) months following the Commencement Date, Tenant and Landlord agree the fee shall be One Hundred Dollars ($100) per parking stall per month. Tenant's use of the parking shall be subject to such reasonable rules and regulations as Landlord may determine are appropriate.

     30.2 Tenant shall cooperate and comply with any legal requirements for the dissemination of information to commuters and visitors to the Property to encourage the use of available transportation alternatives and shall offer incentives to their employees to use such alternatives and otherwise comply with any governmentally sponsored traffic management or reduction plan. Landlord shall, at its cost, install a bicycle parking cage in the parking area.

31.  Miscellaneous.

     31.1 If Tenant's Premises become equal to at least two (2) full floors of the Building, Tenant, at Tenant's own expense, may place a ground level exterior monument sign, not exceeding four (4) feet in height or width, stating Tenant's name on the Building at the south side of the Building so long as (i) Tenant has obtained Landlord's prior written consent for the specific sign and location proposed by Tenant which consent shall not be unreasonably withheld, (ii) such sign shall conform to all applicable governmental rules and regulations,
           (iii) Tenant maintains such sign in good condition and appearance and
           (iv) at the termination of this Lease, Tenant, at Tenant's sole expense, shall remove such sign and repair any damage caused by such sign or its removal.

     31.2 This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of Washington and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

     31.3 Tenant shall not record this Lease without Landlord's prior written consent, but the parties shall, at the request of either party, promptly execute a memorandum of this Lease which may be recorded in the real property records.

     31.4 Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

     31.5 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party.

     31.6 After the Notice Date and the substantial completion of Landlord's Work, Landlord shall have the right to transfer and assign, in whole, all of its rights and obligations under this Lease and in the Premises or the Property referred to herein, and upon such transfer and transfer of the Deposit, and provided the assignee assumes in writing all of Landlord's obligations hereunder, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

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31.7  Broker.

      31.7.1 Tenant represents and warrants to Landlord that it has not engaged nor dealt with any broker, finder or other person who would be entitled to any commission or fees for the negotiation, execution, or delivery of this Lease except for Teutsch Partners and Colliers International ("Landlord's Broker") and The Staubach Company ("Tenant's Broker"). Landlord agrees to pay and be responsible for any commissions owing to Landlord's Broker. Landlord agrees to pay in full satisfaction of any commission to Tenant's Broker due from Landlord arising out of this transaction and lease a commission equal to (i) Five Dollars ($5.00) per Rentable Square Foot of the Premises, as calculated at the commencement of this Lease (subject to adjustment if the Rentable Area of the Premises is re-calculated by the Commencement Date pursuant to Section 1.2), which commission shall be payable one-half (1/2) on mutual execution of this Lease and one-half (1/2) on occupancy of the Premises by Tenant and commencement of Tenant's obligation to pay Base Rent. In the event that the Premises are expanded by virtue of the 25th Month Expansion provided for in Section 6.1 above or by virtue of Tenant's exercise of its first right of refusal to lease provided for in
               Section 6.3 above, Landlord agrees to pay, in full satisfaction of any additional commission to Tenant's Broker, a commission equal to (i) Four Dollars ($4.00) per Rentable Square Foot the expanded portion of the Premises, which commission shall be payable upon commencement of Tenant's obligation to pay Base Rent for the expanded portion of the Premises. In the event of any renewal or extension of this Lease, Landlord shall have no obligation to pay any commission to Tenant's Broker. Tenant shall indemnify and hold Landlord harmless against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker (other than Tenant's Broker and Landlord's Broker) on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant in violation of Tenant's warranty in this Section.

      31.7.2 Agency Disclosure. At the signing of this Lease, Landlord was represented by Landlord's Broker. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g). Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

31.8 Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

31.9 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their successors and permitted assigns.

     31.10 The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections 4.1, 4.2, 8, 14, 20 and 25 shall survive the expiration or early termination of this Lease.

     31.11 All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

     31.12 Tenant, within 15 days after request (but not more than once per year), shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Property. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

     31.13 The name of the Property may be changed by Landlord, provided it is not named after any biotechnical or pharmaceutical company.

     31.14 Tenant shall not be deemed to be a third party beneficiary of any other lease of the Property; Landlord retains the sole right to determine, in its reasonable discretion, whether to enforce and the method of enforcement of compliance by other tenants and their employees with the terms of their respective leases including any restrictions on use and parking; the existence of any violation of any lease provision by any other tenant shall not be deemed to be a violation of this Lease by Landlord.

     31.15 Submission of this Lease for examination, even though executed by Tenant, shall not bind Landlord in any manner, and no Lease or other obligation on the part of the Landlord shall arise, until this Lease is executed and delivered by Landlord to Tenant.

32.  Entire Agreement.

     This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Legal Description of Property), Exhibit B (Rules and Regulations), Exhibit C (Landlord Work), Exhibit C-1 (Landlord's Plans and Specifications) and Exhibit D (Tenant Allowance).



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

     Landlord and Tenant have executed this Lease as of the day and year first above written.


                    LANDLORD:

                    1144 Eastlake LLC, a Washington limited liability company


                    By:  /s/ Illegible
                       --------------------------------------------------------
                         Managing Member                  ,its authorized agent
                       -----------------------------------


                    TENANT:

                    ZymoGenetics, Inc., a Washington corporation


                    By:    /s/ Shinko Campos
                           ---------------------------------------------------
                    Name       Shinko Campos
                           ---------------------------------------------------
                    Title: Sr. VP. Operations
                           ---------------------------------------------------

                                                                         Page 27